SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 26, 2010

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation

On November 8, 2007 the Registrant entered into a five year credit and security agreement comprising a term loan and a revolving loan (the “Agreement”) with Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc., for a maximum principal amount of $14.0 million.  The term and revolving loans (collectively, the “Loan”) are described in the Registrant’s current report on Form 8-K filed November 15, 2007.

Effective March 28, 2008, the Registrant and GE Business Financial Services Inc. (the “Lender”), successor to Merrill Lynch Business Financial Services, Inc., amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed April 2, 2008.  Effective August 13, 2008, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed August 19, 2008.  Effective March 31, 2009, the Registrant and the Lender amended the Agreement in the manner described in the Registrant’s current report on Form 8-K filed April 6, 2009.  Effective February 26, 2010, the Registrant and the Lender amended the Agreement (the “Fourth Amendment”) for the reasons and in the manner described below:

The Agreement generally provides that no purchases or payments outside of the ordinary course of business may be made without consent of the Lender.  The Lender has consented, by means of the Fourth Amendment, to the Registrant’s application of proceeds from the Registrant’s follow-on public offering (see the Registrant’s Form 8-K filed February 22, 2010) as follows:

(a)	Repayment of the entire amount outstanding ($3,317,274.30) under the term loan portion of the Agreement; and

(b)	Expenditure of $2,250,000 toward the purchase of world-wide rights to Medihoney™ from Comvita New Zealand Limited.

A condition of the Fourth Amendment is the Registrant’s payment of the balance of the proceeds from its follow-on public offering ($1,382,725.70) toward the balance due under the revolving loan portion of the Agreement.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment a copy of which is attached hereto as Exhibit 10.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.01	Fourth Amendment to Credit and Security Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  February 26, 2010